Exhibit 7

COUNTERPART SIGNATURE TO TENDER AND SUPPORT AGREEMENT

Reference is made to that certain Tender and Support Agreement, by and among WC Capital, LLC (the “Stockholder”), Altair Engineering Inc. (“Parent”) and Dallas Merger Sub, Inc. (“Purchaser”), dated as of November 5, 2018 (as amended, modified or supplemented from time to time, the “Tender Agreement”). Capitalized terms used herein without definition shall have the meanings given to them in the Tender Agreement.

WHEREAS, on or about November 16, 2018, the Stockholder was dissolved for estate planning purposes which resulted in the Stockholder distributing (i) 296,342 Subject Shares to Christopher T. Cox and (ii) 369,624 Subject Shares to the undersigned.

By execution and delivery of this signature page, the undersigned (i) acknowledges receipt of a copy of the Tender Agreement, (ii) agrees to be bound by all of the terms and conditions of the Tender Agreement as Stockholder, (iii) authorizes this signature page to be attached to the Tender Agreement, or counterparts thereof, and (iv) acknowledges and agrees that Appendix 1 attached hereto shall amend and restate Schedule A of the Tender Agreement in its entirety.

Parent and Purchaser hereby consent to the transfer of the Subject Shares from the Stockholder to Christopher T. Cox and the undersigned pursuant to Section 4.2(a) of the Tender Agreement.

This document is effective as of the date that the undersigned first received Subject Shares from the Stockholder.

/s/ Collen Wood
Collen Wood

ADDRESS:

Facsimile: _________________________________
Email: _________________________________

Acknowledged and agreed to:

ALTAIR ENGINEERING INC.

By: /s/ Howard N. Morof
Name: Howard N. Morof
Title: Chief Financial officer

DALLAS MERGER SUB, INC.

By: /s/ Howard N. Morof
Name: Howard N. Morof
Title: Chief Financial officer

Schedule A

Name of Stockholder	Number of Subject Shares as of the Date Hereof	Purchases of Company Common Stock During the Prior Six Months
WC Capital, LLC

Issued shares of Common Stock: 0

**Company Options: 0

**Company RSUs: 0

**The foregoing may be deemed to be beneficially owned by the Stockholder, but the Stockholder does not have the right to vote any such Subject Shares.

None.
Collen Wood

Issued shares of Common Stock: 369,624

**Company Options: 0

**Company RSUs: 0

**The foregoing may be deemed to be beneficially owned by the Stockholder, but the Stockholder does not have the right to vote any such Subject Shares.

None.